DISCOVERY COMMUNICATIONS REPORTS THIRD QUARTER 2013 RESULTS

Third Quarter 2013 Financial Highlights:

•Revenues increased 28% to $1,375 million
•Adjusted OIBDA increased 20% to $597 million
•Net income increased 24% to $255 million
•Free cash flow increased 24% to $438 million

•	Repurchased 6.0 million shares of common stock for an aggregate purchase price of $448 million

Silver Spring, Maryland – October 31, 2013: Discovery Communications, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the third quarter ended September 30, 2013.

David Zaslav, Discovery’s President and Chief Executive Officer, said, “Discovery’s strong third quarter results once again demonstrate the breadth and depth of our brands and the myriad of opportunities across our global distribution platform.   We are translating the consistent viewership gains we are delivering globally into strong advertising growth both domestically and internationally, while at the same time further leveraging our unique distribution footprint by capitalizing on the pay television evolution in many of our markets worldwide.  As we invest in the organic growth opportunities across our diverse portfolio, we are also focused on the integration of our recent acquisitions.  Building additional long-term growth prospects remains a priority as we deliver sustained financial results and return additional capital to shareholders to further build shareholder value.”

Third Quarter Results

Third quarter revenues of $1,375 million were up $299 million, or 28%, compared to the third quarter a year ago, led by 59% growth at International Networks and 10% growth at U.S. Networks. Adjusted Operating Income Before Depreciation and Amortization(1) (“OIBDA”) increased 20% to $597 million, as International Networks were up 34% and U.S. Networks were up 10%. Excluding the impact of licensing agreements, newly acquired businesses(2) and foreign currency fluctuations, total company revenues increased 12% and Adjusted OIBDA increased 11%.

Third quarter net income available to Discovery Communications, Inc. stockholders of $255 million ($0.71 per diluted share) increased $50 million compared to $205 million ($0.55 per diluted share) for the third quarter a year ago, primarily due to the strong operating performance in the current year and improved earnings from equity investments partially offset by increased amortization associated with purchase price allocation for the SBS transaction. Adjusted Earnings Per Diluted Share(3), which excludes the impact of the amortization of acquisition related intangible assets, was $0.80 per diluted share during the third quarter compared with $0.55 per diluted share in the same period a year ago.

(1)	See the full definition of Adjusted Operating Income Before Depreciation and Amortization on page 4.
(2)
Newly acquired businesses include SBS Nordic acquired in April 2013, Switchover Media acquired in December 2012 and a TV station in Dubai acquired in December 2012. See page 11 for reconciliation to results excluding newly acquired businesses.

(3)	See the full definition of Adjusted Earnings Per Diluted Share on page 4.

Free cash flow was $438 million for the third quarter, an increase of $85 million or 24% from the third quarter of 2012, primarily due to increased operating performance and lower tax payments. Free cash flow is defined as cash provided by operating activities less purchases of property and equipment.

SEGMENT RESULTS

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Revenues:
U.S. Networks	$733	$664	10%	$2,212	$2,045	8%
International Networks	620	390	59%	1,716	1,175	46%
Education	22	25	(12)%	73	70	4%
Corporate and Eliminations	—	(3)	NM	(3)	(3)	—%
Total Revenues	$1,375	$1,076	28%	$3,998	$3,287	22%

Adjusted OIBDA:
U.S. Networks	$425	$386	10%	$1,274	$1,207	6%
International Networks	232	173	34%	681	520	31%
Education	2	5	(60)%	13	14	(7)%
Corporate and Eliminations	(62)	(66)	6%	(205)	(191)	(7)%
Total Adjusted OIBDA	$597	$498	20%	$1,763	$1,550	14%

U.S. Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Revenues:
Distribution	$329	$300	10%	$985	$934	5%
Advertising	383	343	12%	1,165	1,059	10%
Other	21	21	—%	62	52	19%
Total Revenues	$733	$664	10%	$2,212	$2,045	8%
Adjusted OIBDA	$425	$386	10%	$1,274	$1,207	6%
Adjusted OIBDA Margin	58%	58%		58%	59%

U.S. Networks’ revenues in the third quarter of 2013 increased 10% to $733 million, primarily driven by advertising and distribution revenue growth. Advertising revenue increased 12% mainly due to higher delivery and increased pricing. Distribution revenue increased 10% largely due to increased revenue from licensing agreements and higher rates, as well as from subscriber growth, primarily for networks carried on the digital tier. Excluding the impact of licensing agreements, distribution revenues increased 5% and total revenues increased 8% over the prior year's quarter.

Adjusted OIBDA increased 10% to $425 million, primarily reflecting the 10% revenue growth which was partially offset by 11% higher operating expenses, mainly due to increased content amortization as well as higher marketing costs. Excluding the impact of licensing agreements, Adjusted OIBDA grew 6% over last year's third quarter.

International Networks

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Revenues:
Distribution	$322	$249	29%	$911	$731	25%
Advertising	282	124	127%	756	395	91%
Other	16	17	(6)%	49	49	—%
Total Revenues	$620	$390	59%	$1,716	$1,175	46%
Adjusted OIBDA	$232	$173	34%	$681	$520	31%
Adjusted OIBDA Margin	37%	44%		40%	44%

International Networks’ revenues for the third quarter increased 59% to $620 million, as advertising revenues were up 127% and distribution revenues were up 29%. Excluding newly acquired businesses and foreign currency fluctuations, total revenues were up 18%. Distribution revenues, excluding newly acquired businesses, in local currency terms grew 14% mainly from increased subscribers, most notably in Latin America, and from higher rates, particularly in Latin America and Asia Pacific, as well as from additional contributions due to the consolidation of Discovery Japan. Advertising revenues, excluding newly acquired businesses, were up 29% in local currency terms, primarily due to increased viewership in Western Europe and higher pricing in Western Europe and Latin America.

Adjusted OIBDA increased 34% to $232 million on a reported basis and was up 17% excluding newly acquired businesses and foreign currency fluctuations, reflecting the 18% revenue growth partially offset by a 19% increase in operating expenses. The higher operating expenses were primarily due to increased content amortization, personnel costs and marketing expense as well as costs related to consolidating Discovery Japan.

Education

(dollars in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Revenues	$22	$25	(12)%	$73	$70	4%
Adjusted OIBDA	$2	$5	(60)%	$13	$14	(7)%
Adjusted OIBDA Margin	9%	20%		18%	20%

Education revenues decreased by $3 million and Adjusted OIBDA decreased by $3 million compared to the third quarter of 2012 primarily due to the timing of revenues related to certain assessment products.

Corporate and Eliminations

For the third quarter of 2013 Adjusted OIBDA increased $4 million, primarily due to currency gains and lower personnel costs.

STOCK REPURCHASE

During the quarter, the Company, pursuant to its existing stock repurchase program, repurchased 6.0 million shares of its common stock for an aggregate purchase price of approximately $448 million, including 5.21 million shares of its Series C common stock at an average price of $74.05 per share and 0.79 million shares of its Series A common stock at an average price of $79.11 per share.

Following the quarter, from October 1, 2013 through October 29, 2013, the Company repurchased 1.44 million shares of its Series C common stock for approximately $108 million.

The Company has repurchased 67.11 million shares of Series C common stock and 2.78 million shares of its Series A common stock under its $4.0 billion stock repurchase program to date at an aggregate purchase price of approximately $3.3 billion. In aggregate, including the 17.73 million preferred shares acquired from Advance/Newhouse Programming Partnership and from Advance Programming Holdings, LLC, the Company has repurchased 21% of its outstanding shares since buyback activity was authorized in 2010.

Under the stock repurchase program, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated purchases subject to market conditions and other factors.

FULL YEAR 2013 OUTLOOK

For the full year ending December 31, 2013, Discovery Communications, Inc. expects total revenue between $5.550 billion and $5.625 billion, Adjusted OIBDA between $2.425 billion and $2.475 billion, and net income available to Discovery Communications, Inc. stockholders of $1.100 billion to $1.150 billion. Our outlook incorporates current foreign exchange rates for revenues and expenses and the current share price for mark-to-market equity-based compensation calculations.

NON-GAAP FINANCIAL MEASURES

Adjusted OIBDA, Adjusted Earnings Per Share and Free Cash Flow
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted Earnings Per Diluted Share and free cash flow. The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted Operating Income before Depreciation and Amortization (“Adjusted OIBDA”). Adjusted OIBDA is defined as revenues less costs of revenues and selling, general and administrative expenses excluding: (i) mark-to-market equity-based compensation, (ii) depreciation and amortization, (iii) amortization of deferred launch incentives, (iv) exit and restructuring charges, (v) certain impairment charges, and (vi) gains and losses on business and asset dispositions. The Company uses this measure to assess operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses. The Company excludes mark-to-market equity-based compensation, exit and restructuring charges, certain impairment charges, and gains and losses on business and asset dispositions from the calculation of Adjusted OIBDA due to their volatility. The Company also excludes depreciation of fixed assets and amortization of intangible assets and deferred launch incentives, as these amounts do not represent cash payments in the current reporting period.

The company defines Adjusted Earnings Per Diluted Share ("Adjusted EPS") as earnings excluding the impact of amortization of acquisition-related intangible assets per share.  The Company believes Adjusted EPS is relevant to investors because it allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets that impact the comparability of results from period to period.

The Company defines free cash flow as cash provided by operating activities less acquisitions of property and equipment. The Company uses free cash flow as it believes it is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to stockholders.

Adjusted OIBDA, Adjusted EPS and free cash flow are non-GAAP measures, and should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules beginning on page 9 for reconciliations to GAAP measures.

Conference Call Information

Discovery Communications, Inc. will host a conference call today at 8:30 a.m. ET to discuss its third quarter results. To listen to the call, visit http://discoverycommunications.com or dial 1-866-271-5140 inside the U.S. and 1-617-213-8893 outside of the U.S., using the following passcode: 41986390.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K/A filed with the SEC on February 19, 2013. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, the full year 2013 outlook and plans for stock repurchases. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Corporate Communications	Investor Relations
Michelle Russo (240) 662-2901	Craig Felenstein (212) 548-5109
michelle_russo@discovery.com	craig_felenstein@discovery.com

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Distribution	$651	$549	$1,896	$1,665
Advertising	665	468	1,922	1,455
Other	59	59	180	167
Total revenues	1,375	1,076	3,998	3,287
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	435	296	1,214	890
Selling, general and administrative	379	314	1,125	932
Depreciation and amortization	80	27	190	87
Restructuring charges	1	1	11	4
Gain on disposition	(19)	—	(19)	—
Total costs and expenses	876	638	2,521	1,913
Operating income	499	438	1,477	1,374
Interest expense	(80)	(68)	(228)	(184)
Losses from equity investees, net	—	(22)	(9)	(76)
Other income (expense), net	—	1	37	(1)
Income from continuing operations before income taxes	419	349	1,277	1,113
Provision for income taxes	(163)	(134)	(490)	(381)
Income from continuing operations, net of taxes	256	215	787	732
Loss from discontinued operations, net of taxes	—	(9)	—	(11)
Net income	256	206	787	721
Net income attributable to noncontrolling interests	(1)	(1)	(1)	(2)
Net income available to Discovery Communications, Inc. stockholders	$255	$205	$786	$719

Basic earnings per share available to Discovery Communications, Inc. stockholders:
Continuing operations	$0.72	$0.58	$2.18	$1.92
Discontinued operations	$—	$(0.02)	$—	$(0.03)
Net income	$0.72	$0.55	$2.18	$1.89
Diluted earnings per share available to Discovery Communications, Inc. stockholders:
Continuing operations	$0.71	$0.57	$2.16	$1.91
Discontinued operations	$—	$(0.02)	$—	$(0.03)
Net income	$0.71	$0.55	$2.16	$1.88
Weighted average shares outstanding:
Basic	356	372	360	380
Diluted	359	375	363	383

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$439	$1,201
Receivables, net	1,344	1,130
Content rights, net	274	122
Deferred income taxes	74	74
Prepaid expenses and other current assets	233	203
Total current assets	2,364	2,730

Noncurrent content rights, net	1,833	1,555
Property and equipment, net	492	388
Goodwill	7,301	6,399
Intangible assets, net	1,606	611
Equity method investments	1,087	1,095
Other noncurrent assets	184	152
Total assets	$14,867	$12,930

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$116	$71
Accrued expenses and other current liabilities	832	721
Deferred revenues	164	123
Current portion of debt	23	31
Total current liabilities	1,135	946

Noncurrent portion of debt	6,485	5,212
Deferred income taxes	681	272
Other noncurrent liabilities	309	207
Total liabilities	8,610	6,637

Redeemable noncontrolling interest	32	—

Equity:
Preferred stock	2	2
Common stock	3	3
Additional paid-in capital	6,798	6,689
Treasury stock, at cost	(3,195)	(2,482)
Retained earnings	2,604	2,075
Accumulated other comprehensive income	8	4
Total Discovery Communications, Inc. stockholders’ equity	6,220	6,291
Noncontrolling interests	5	2
Total equity	6,225	6,293
Total liabilities and equity	$14,867	$12,930

DISCOVERY COMMUNICATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Nine Months Ended September 30,
	2013	2012
Operating Activities
Net income	$787	$721
Adjustments to reconcile net income to cash provided by operating activities:
Equity-based compensation expense	129	112
Depreciation and amortization	190	87
Content amortization and impairment expense	850	638
(Gain) loss on disposition	(19)	6
Remeasurement gain on previously held equity interest	(92)	—
Equity in losses and distributions from investee companies	15	91
Deferred income tax expense (benefit)	144	(60)
Other, net	91	26
Changes in operating assets and liabilities:
Receivables, net	(92)	(36)
Content rights	(1,061)	(828)
Accounts payable and accrued liabilities	41	82
Equity-based compensation liabilities	(61)	(39)
Income tax receivable	50	—
Other, net	(42)	(29)
Cash provided by operating activities	930	771

Investing Activities
Purchases of property and equipment	(76)	(53)
Business acquisitions, net of cash acquired	(1,832)	(20)
Investments in foreign exchange contracts	(55)	—
Proceeds from disposition	28	—
Distribution from equity method investee	23	17
Investments in and advances to equity method investees, net	(28)	(115)
Other investing activities, net	(1)	(24)
Cash used in investing activities	(1,941)	(195)

Financing Activities
Borrowings from long term debt, net of discount and issuance costs	1,186	981
Principal repayments of capital lease obligations	(21)	(17)
Repurchases of common stock	(713)	(1,146)
Repurchases of preferred stock	(256)	—
Tax settlements associated with equity-based plans	(22)	(3)
Proceeds from issuance of common stock in connection with equity-based plans	43	79
Excess tax benefits from equity-based compensation	40	37
Other financing activities, net	(3)	(3)
Cash provided by (used in) financing activities	254	(72)

Effect of exchange rate changes on cash and cash equivalents	(5)	1

Net change in cash and cash equivalents	(762)	505
Cash and cash equivalents, beginning of period	1,201	1,048
Cash and cash equivalents, end of period	$439	$1,553

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended September 30, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income
U.S. Networks	$425	$(2)	$(2)	$—	$19	$440
International Networks	232	(62)	(2)	—	(1)	167
Education	2	(1)	—	—	—	1
Corporate and Eliminations	(62)	(15)	—	(32)	—	(109)
Total	$597	$(80)	$(4)	$(32)	$18	$499

	Three Months Ended September 30, 2012
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Equity-Based Compensation	Other (a)	Operating Income
U.S. Networks	$386	$(3)	$(2)	$—	$(1)	$380
International Networks	173	(9)	(3)	—	—	161
Education	5	—	—	—	—	5
Corporate and Eliminations	(66)	(15)	—	(27)	—	(108)
Total	$498	$(27)	$(5)	$(27)	$(1)	$438

(a)
For the three months ended September 30, 2013 amount represents a $19 million gain recognized from the disposition of Petfinder by our U.S Networks segment partially offset by restructuring charges of $1 million at our International Networks segment. For the three months ended September 30, 2012 amount represents restructuring charges of $1 million at our U.S Networks segment.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE
DEPRECIATION AND AMORTIZATION
(unaudited; amounts in millions)

	Nine Months Ended September 30, 2013
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Stock-Based Compensation	Other (a)	Operating Income
U.S. Networks	$1,274	$(8)	$(6)	$—	$16	$1,276
International Networks	681	(138)	(8)	—	(8)	527
Education	13	(2)	—	—	—	11
Corporate and Eliminations	(205)	(42)	—	(90)	—	(337)
Total	$1,763	$(190)	$(14)	$(90)	$8	$1,477

	Nine Months Ended September 30, 2012
	Adjusted Operating Income Before Depreciation and Amortization	Depreciation and Amortization	Amortization of Deferred Launch Incentives	Mark-to-Market Stock-Based Compensation	Other (a)	Operating Income
U.S. Networks	$1,207	$(9)	$(7)	$—	$(2)	$1,189
International Networks	520	(34)	(8)	—	(1)	477
Education	14	(1)	—	—	—	13
Corporate and Eliminations	(191)	(43)	—	(70)	(1)	(305)
Total	$1,550	$(87)	$(15)	$(70)	$(4)	$1,374

(a)
For the nine months ended September 30, 2013 amount represents a $19 million gain recognized from the disposition of Petfinder by our U.S. Networks segment partially offset by restructuring charges of $8 million and $3 million at our International Networks and U.S Networks segments, respectively. For the nine months ended September 30, 2012 amount represents restructuring charges of $2 million, $1 million and $1 million at our U.S Networks, International Networks and Corporate segments, respectively.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NEWLY ACQUIRED BUSINESSES(1)
(unaudited; amounts in millions)

	Three months ended September 30,
	2013	2013	2013	2012
	International Networks As Reported	Newly Acquired Businesses	International Networks Ex- Acquisitions	International Networks As Reported	% Change
Revenues:
Distribution	$322	$45	$277	$249	11%
Advertising	282	125	$157	124	27%
Other	16	4	$12	17	(29)%
Total Revenues	$620	$174	$446	$390	14%
Adjusted OIBDA	$232	$33	$199	$173	15%

	Three months ended September 30,
	2013	2013	2013	2012
	Total Company As Reported	Newly Acquired Businesses	Total Company Ex- Acquisitions	Total Company As Reported	% Change
Revenues:
Distribution	$651	$45	$606	$549	10%
Advertising	665	125	$540	468	15%
Other	59	4	$55	59	(7)%
Total Revenues	$1,375	$174	$1,201	$1,076	12%
Adjusted OIBDA	$597	$33	$564	$498	13%

	Nine months ended September 30,
	2013	2013	2013	2012
	International Networks As Reported	Newly Acquired Businesses	International Networks Ex- Acquisitions	International Networks As Reported	% Change
Revenues:
Distribution	$911	$88	$823	$731	13%
Advertising	756	280	$476	395	21%
Other	49	12	$37	49	(24)%
Total Revenues	$1,716	$380	$1,336	$1,175	14%
Adjusted OIBDA	$681	$81	$600	$520	15%

	Nine months ended September 30,
	2013	2013	2013	2012
	Total Company As Reported	Newly Acquired Businesses	Total Company Ex- Acquisitions	Total Company As Reported	% Change
Revenues:
Distribution	$1,896	$88	$1,808	$1,665	9%
Advertising	1,922	280	$1,642	1,455	13%
Other	180	12	$168	167	1%
Total Revenues	$3,998	$380	$3,618	$3,287	10%
Adjusted OIBDA	$1,763	$81	$1,682	$1,550	9%

(1)
Newly acquired businesses include SBS Nordic acquired in April 2013, Switchover Media acquired in December 2012 and a TV station in Dubai acquired in December 2012. Note that this reconciliation does not take into account other one-time items such as foreign exchange and licensing revenues.

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited; in millions)

CALCULATION OF FREE CASH FLOW

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Cash provided by operating activities	$460	$382	$78	$930	$771	$159
Purchases of property and equipment	(22)	(29)	7	(76)	(53)	(23)
Free cash flow	$438	$353	$85	$854	$718	$136

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
Earnings per diluted share	$0.71	$0.55	$0.16	$2.16	$1.88	$0.28
Amortization of acquisition-related intangible assets, net of tax	0.09	—	0.09	0.18	—	0.18
Adjusted earnings per diluted share	$0.80	$0.55	$0.25	$2.34	$1.88	$0.46

RECONCILIATION OF 2013 OUTLOOK TO GAAP MEASURES

	Full Year 2013
Net income available to Discovery Communications, Inc. stockholders	$1,100	To	$1,150
Interest expense, net	310	To	300
Depreciation and amortization	265	To	285
Other expense, including amortization of deferred launch incentives, mark-to-market equity-based compensation, asset impairment, exit and restructuring costs, gains (losses) on business disposition, gains (losses) on sale of securities, equity earnings (losses) in unconsolidated affiliates, unrealized and realized gains (losses) from derivatives, income tax expense, net loss (income) attributable to noncontrolling interests, and stock dividends to preferred interests	750	To	740
Adjusted OIBDA	$2,425	To	$2,475

DISCOVERY COMMUNICATIONS, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions)

BORROWINGS
September 30, 2013
3.70% Senior Notes, semi-annual interest, due June 2015	$850
5.625% Senior Notes, semi-annual interest, due August 2019	500
5.05% Senior Notes, semi-annual interest, due June 2020	1,300
4.375% Senior Notes, semi-annual interest, due June 2021	650
3.30% Senior Notes, semi-annual interest, due May 2022	500
3.25% Senior Notes, semi-annual interest, due April 2023	350
6.35% Senior Notes, semi-annual interest, due June 2040	850
4.95% Senior Notes, semi-annual interest, due May 2042	500
4.875% Senior Notes, semi-annual interest, due April 2043	850
Capital lease obligations	175
Total debt	6,525
Unamortized discount	(17)
Debt, net	6,508
Current portion of debt	(23)
Noncurrent portion of debt	$6,485

EQUITY-BASED COMPENSATION
	September 30, 2013
Long-Term Incentive Plans	Total Units Outstanding (in millions)	Weighted Average Grant Price	Vested Units Outstanding (in millions)	Weighted Average Grant Price
Unit Awards	1.7	$38.14	—	$—
Stock Appreciation Rights	3.2	55.16	—	—
Stock Options	8.0	35.41	4.5	24.20
Performance-based Restricted Stock Units	1.6	43.12	0.3	32.39
Service-based Restricted Stock Units	0.8	51.99	—	—
Total Equity-based Compensation Plans	15.3	$41.52	4.8	$24.71

SHARE COUNT ROLL FORWARD	Common	Preferred	Total
(Basic shares, in millions)
Total shares outstanding as of December 31, 2012	245.17	119.05	364.22
Shares repurchased	(9.77)	(4.00)	(13.77)
Shares issued – equity-based compensation	2.24	—	2.24
Conversion of shares	0.55	(0.55)	—
Total shares outstanding as of September 30, 2013	238.19	114.50	352.69